FORM 8-A
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT
TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934
Pet DRx Corporation

(Exact name of registrant as specified in its charter)

Delaware	56-2517815
(State of incorporation or	(I.R.S. Employer Identification No.)
organization)

215 Centerview Drive, Suite 360,	37027
Brentwood, TN
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common Stock, par value $0.0001 per share	The NASDAQ Stock Market LLC

Warrants, exercisable for Common Stock at an exercise price of $6.00 per share	The NASDAQ Stock Market LLC

Units, each consisting of one share Common Stock and one Warrant	The NASDAQ Stock Market LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. X
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates (if applicable): 333-126650
Securities to be registered pursuant to Section 12(g) of the Act:
NONE

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.
     The description of the common stock, units and warrants appearing under the caption, “Description of Securities,” in the registration statement on Form S-1 to which this Form 8-A relates (File No. 333-126650) (the “Registration Statement”) is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.	Exhibits.
     The following exhibits are incorporated herein by reference:

Exhibit
Number	Description

3.1	Second Amended and Restated Certificate of Incorporation*

3.2	Amended and Restated By-laws*

4.1	Specimen Unit Certificate**

4.2	Specimen Common Stock Certificate**

4.3	Specimen Warrant Certificate**

4.4	Form of Warrant Agreement between Corporate Stock Transfer, Inc. and the Registrant**
*	Incorporated by reference to the corresponding exhibit of the same number filed with the Company’s Current Report on Form 8-K filed on January 10, 2008.
**	Incorporated by reference to the corresponding exhibit of the same number filed with the Registration Statement.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PET DRX CORPORATION
Date: May 28, 2008	By:	/s/ George A. Villasana
George A. Villasana
Executive Vice President, General Counsel and Secretary